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                THIS DOCUMENT HAS BEEN TRANSLATED INTO ENGLISH.

                                                                   EXHIBIT 10.19

              Real Property Building Sale and Purchase Agreement

The parties to this Building Sale and Purchase Agreement (the "Agreement") are Buyer, iAsiaWorks, Inc. (hereinafter referred to as B), and Seller, Teng Fu Construction Co., Ltd. (hereinafter referred to as S). For the purpose of the transaction whereby S sells to B all property hereinafter described (the "Real Property"), the parties have mutually agreed to and hereby set forth the following provisions in order to facilitate mutual compliance.

Section 1: Identification of the Real Property (in the event of any discrepancy
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in such identification records, the records kept at the applicable government land office shall prevail)

  [*]. Explanatory information regarding the Building (see Exhibit 2).

Section 2: Explanation of Payments
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  1.  The parties agree that payments shall be made in either cash or sight checks upon the following listed payment dates:

  2.  The total purchase price is [*] (the "Total Purchase Price").

  3. The installment payment due upon the signing of this Agreement shall be five percent (5%) of the Total Purchase Price. On the day after the signing of this Agreement, B shall pay S the initial payment in the amount of [*].

  4. The second installment payment shall be five percent (5%) of the Total Purchase Price, and shall be paid in the amount of [*] within one (1) week after the signing of this Agreement.

  5. The third installment payment shall be five percent (10%) of the Total Purchase Price, and shall be paid in the amount of [*] within two (2) days after the completion of the curtain wall of the Building.

  6. The fourth installment payment shall be five percent (5%) of the Total Purchase Price, and shall be paid in the amount of [*] within two (2) days after the application for the use permit.

  7. The fifth installment payment shall be five percent (5%) of the Total Purchase Price, and shall be paid in the amount of [*] within two (2) days after the procurement of the use permit.

  8. The sixth installment payment shall be seventy percent (70%) of the Total Purchase Price, and shall be paid in the amount of [*].

          a. In the event that B does not take out a loan, twenty (20) days after S delivers written notification to B that title to the Building can be transferred, the sixth installment payment shall be paid to S in either cash or a sight check. At the same time, S shall deliver to B all paperwork and documents required for the transferal of registration of the Building, but in any event the date for such delivery shall be after October 1, 2000. In the

[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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              event that title to the Building can be transferred before October
              1, 2000, such date may be moved forward upon the written agreement of B.

          b. In the event that B, or any third party designated by B to hold title in such party's name, borrows funds:

                    i. Within one day following (A) title registration in the name of B or any such third party designated by B and
                          (B) the completion of loan application procedures with the lender bank, such lender bank shall directly pay such amount into the designated bank account of S.

                    ii. Within twenty (20) days after S delivers written notification to B that title to the Building can be transferred, B shall complete all relevant procedures to apply for a bank loan. In the event that B fails to meet this deadline, it shall be deemed that B will not procure a bank loan. After B pays in full the installment payments listed in Section 2, clauses 3, 4, 5, 6 and 7 of this Agreement and delivers to S the "Payment Agreement Letter" executed by the lender bank, S and B shall affix their respective seals on the title transfer certificate.

                    iii. B hereby agrees that, following the procurement of a collateralized loan with a bank using the Building and the land on which the Building shall be located [*] as collateral, the parties shall apply in a single application for the registration of title transfer for the Building and the land on which the Building shall be located, and the establishment and registration of collateral rights for the bank loan.

Section 3: Construction Schedule
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  1.  S estimates that the curtain wall of the Building will be completed before
      July 15, 2000, and shall make its best efforts to adhere to such estimated date.

  2. S estimates that the use permit will be obtained before September 15, 2000, and shall make its best efforts to adhere to such estimated date.

  3. S estimates that it will make physical transfer of the Building before October 15, 2000, and shall make its best efforts to adhere to such estimated date.

Section 4: Transfer of Title
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  1.  In the event that B does not procure a loan:

          a. At the time when B makes the sixth installment payment, S shall affix its seal to and deliver to B the paperwork and official documents required for the registration of the transfer of title of the Building. In the event that such official documents are incomplete or the procedure is not completed properly, so that the need arises for S to affix its seal to or procure additional official documents, S shall unconditionally cooperate in all respects, and may not take advantage of any such situation by rejecting a request for its cooperation or making any demands for compensation. Any

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               violator of this clause shall be in breach of this Agreement and shall be liable to reimburse B for its losses.

          b. When registration of the transfer of title takes place, the registration of such title transfer shall be in the name of B or any third party designee of B.

  2. In the event that B or the third-party registrant designated by B procures a bank loan:

          a. Upon discussion between the parties, they may jointly authorize the firm of Land Registration Agent Lin Sheng-Yi (Land Scribe) to execute the registration of the Real Property. Related fees shall be borne by B.

          b. The parties shall, within five (5) days following the completion by B of the procedures set forth in Section 2, Clauses 3, 4, 5, 6 and 7, deliver to the Land Registration Agent (Land Scribe) the paperwork and official documents required for the registration of transfer of title, with their respective seals affixed thereto, for execution of the procedures for registration of the transferal of rights.

          c. In the event that, due to the incompleteness of such official documents or the improper execution of such procedures, so that the need arises for S to affix its seal to or procure additional official documents, S shall unconditionally cooperate in all respects, and may not take advantage of any such situation by rejecting a request for its cooperation or making any demands for compensation. Any violator of this clause shall be in breach of this Agreement and shall be liable to reimburse B for its losses resulting from such violation.

          d. Upon the execution of title transfer registration, title shall be registered in the name of B or such third party registrant that is designated by B. In the event that, for any reason attributable to B, it is not possible to cooperate with the Land Registration Agent (Land Scribe) and procure official documents required for the transfer of title, so that the tax payments or expenses of S are thereby increased, all such additional expenses shall be borne by B, except for the portions of such additional payments that are incurred before the delay and shall be payable by both parties.

Section 5: Liability for Warrantee of Title and Authorization
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  S hereby warrants that it possesses free and clear title to the Real Property, that the Real Property has not been previously sold to other buyers, and that that the Real Property does not encroach upon the land of any third parties.
  In the event that a third party alleges any rights or establishes additional rights or a lessee relationship, S shall assume responsibility for clearing title before B makes the final installment payment so that B may take title free and clear of any such claims. In the event that B incurs any losses as a result of such third-party claims, S shall fully compensate B therefor.

Section 6: Assumption of Tax Payments
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  1.  The parties hereby agree that payment of the building tax, utilities and other miscellaneous fees shall be borne by S before physical transfer of the Building, and shall be borne by B after physical transfer of the Building.

  2. Payment of the registration fee for this transaction, the stamp tax, the deed tax (including notarization fees) and witness certification fees shall be borne by B. The land value increment tax and construction benefit fee shall be borne by S. Neither party may renege on its obligations hereunder, but in the event of an increase in the land value increment tax resulting from a delay caused by B, B shall bear any resulting additional land value increment tax. (Deed tax paid pursuant to this Agreement shall be based upon the appraised value of the Building.)

Section 7: Physical Transfer of Building
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  1.  The Building shall be transferred and taken possession of pursuant to a punch-list physical inspection. B shall, at the time of transfer of the building as notified by S, accept transfer and take possession after an on-site inspection.

  2. Before the punch-list inspection and transfer of the Building, in the event of (a) occupation and use of the Building by a third party, (b) a natural disaster or major geological change, or (c) other force majeure events resulting in damage or destruction, S shall assume responsibility for mitigation and restoration, and shall not cause B to bear any loss or liability, so that B takes the Building in a state of full completion.

  3. Before the punch-list inspection and transfer of the Building, S shall not, commencing from the execution of this Agreement, without authorization take, remove or destroy any interior or exterior fixtures, including without limitation doors, windows, kitchen equipment, toilets, and public facilities, and shall transfer such fixtures to B in their original condition. S shall maintain public facilities and electrical equipment in a complete and whole state, and warrant them in accordance with the provisions of Section 8 of this Agreement.

  4. The parties shall arrange a meeting with engineers and relevant personnel to account for any change orders in the construction of the Building on an item-by-item basis. B shall bear any additional cost, or enjoy any cost reduction, due to any increase or decrease in expenses arising from any such change order, after all such increases and/or decreases are totaled.

  5. After B completes the following listed items, S shall cooperate with B to allow B to enter the building before physical transfer thereof to fit out the interior:

          a. B shall provide a complete itemized list and detailed drawings relating to the fitting out of the Building, and may enter the interior to commence fitting out after obtaining the approval of S and contractor of S.

          b. The parties shall execute a "Fitting Out Agreement" setting forth that the various construction items are only for the purpose of fitting out the premises and not for the purpose of conducting a punch-list inspection for acceptance thereof; provided, however, that the parties hereby agree that, after the completion of the various sale and purchase procedures set forth in this Agreement, S shall not again present the Building to B for punch-
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               list inspection and acceptance, and that such punch-list
               inspection and acceptance shall be deemed complete.

          c. B shall assume liability for any danger within the construction area for fitting out works. In the event of any destruction or loss to the construction site of S due to fitting out activities of B, B shall be liable for compensating S, but S shall assume such liability in the event that the construction activities of S are the sole cause of such destruction or loss.

          d. B shall pay [*] per every six (6) square feet as a fitting out deposit; provided, however, that such deposit shall not be used to defray any construction activities conducted by S.

          e. B may enter the premises to engage in fitting out activities only after obtaining the prior written approval of S.

Section 8: Liability for Breach
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  1.  In the event that either of the parties does not carry out its obligations pursuant to this Agreement, and fails to cure such breach within two (2) weeks after notification and request for cure from the non-breaching party, the non-breaching party may immediately terminate this Agreement.

  2. Upon the execution of this Agreement, the parties may not renege on this Agreement or fail to execute their obligations hereunder; otherwise, such breaching party shall be found in breach of this Agreement and shall be dealt with accordingly.

  3. In the event that B breaches this Agreement by refusing to purchase the Real Property or acts in any other way so as to breach this Agreement, S may, in addition to immediately terminating this Agreement, refuse to refund any and all payments made by B up to the time of the applicable breach. In the event that B makes any payment more than two (2) weeks after such payment is due, B shall pay S a late penalty after the expiration of such two-week cure period to be assessed in the amount of two hundredths of one percent (0.02%) of the Total Purchase Price per day. S may also terminate this Agreement, and may refuse to refund to B any and all payments made by B up to the time of such termination; provided, however, that in the event that title shall have already been transferred to B and the Real Property shall have been transferred to B for B's use, B shall unconditionally return the Real Property to S. B shall bear any related costs.

  4. In the event that S refuses to sell in violation of this Agreement, is unable to make any payment pursuant hereto, refuses to accept any payment made to it pursuant hereto, or commits any other act in breach of this Agreement, B may terminate this Agreement. In such event, S hereby agrees to immediately refund in full to B all payments made by B pursuant to this Agreement, and within five (5) days to return an amount to B equivalent to twice the amount of all payments made by B to S up to the time of such termination so as to compensate B for any losses due to the breach of this Agreement. The parties shall apply at the same time to cancel any title transfer that may be in progress at such time, and S shall bear any resultant taxes or fees.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  5. In the event that S is unable to (a) complete the curtain wall of the Building within forty-five (45) days after the estimated completion date,
      (b) is unable to obtain a use permit within sixty (60) days after the estimated date for obtaining such use permit, or (c) is unable to execute the physical transfer of the Building within sixty (60) days of the estimated date for such physical transfer, each such estimated date being set forth in Section 3 of this Agreement, then S shall pay B a late penalty after the expiration of such relevant estimated date to be assessed in the amount of two hundredths of one percent (0.02%) of the Total Purchase Price per day. B may also terminate this Agreement, and following such termination S hereby agrees to immediately refund in full to B all payments made by B pursuant to this Agreement up to the date of such termination, plus interest calculated at an annual rate of eight percent (8%).

  6. This Agreement shall become effective at the same time as the Real Property Land Sale and Purchase Agreement, and any failure to carry out obligations pursuant to one agreement shall be deemed a breach of both agreements.

  7. S estimates that title to the Building will be transferred to B before October 15, 2000. In the event that S is unable to transfer title within sixty (60) days following such estimated date, then S shall pay B a late penalty after the expiration of such relevant estimated date to be assessed in the amount of two hundredths of one percent (0.02%) of the Total Purchase Price per day. B may also terminate this Agreement, and following such termination S hereby agrees to immediately refund in full to B all payments made by B pursuant to this Agreement up to the date of such termination, plus interest calculated at an annual rate of eight percent (8%).

  8. In the event that B makes payment pursuant to this Agreement by sending wired funds, the date of payment shall be the date when B wires such funds, so that B shall be deemed to make payment in accordance with this Agreement if the date when such payment is wired is within the date specified herein. The date when S receives such wired funds shall not be deemed the date of payment of such funds.

Section 9: Warranty
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  1.  S hereby warrants that the Building shall meet quality standards that are not lower than those for buildings constructed by S in the Neihu District within one (1) year before the execution of this Agreement.

  2. S hereby warrants the structure of the Building (including the foundation, the primary load-bearing beams and rafters, and the floors) for ten years from the physical transfer of the Building, and warrants fixtures (including doors, windows, elevators, electrical generators, air conditioning, fire extinguishers and toilets) for one year after the physical transfer of the Building; provided, however, that loss or destruction due to natural disaster, geological changes, intentional destruction due to human activities, other events for which S cannot assume responsibility, and inappropriate use of the Building by B, shall be excluded herefrom.

  3. S hereby warrants that the structure of the Building is not irradiated or composed of beach sand, and does not contain any construction materials that are harmful to human health or affect the safety of the general public; otherwise, S shall be obligated to unconditionally repurchase the Building at the original purchase price.

Section 10: In regard to the rights and obligations related to the Building, B
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has already carefully read the Agreement over a period of seven (7) days and agrees to act in accordance with the provisions of this Agreement. In the event that B transfers the rights and obligations pursuant to this Agreement to a third party, B shall obtain the approval of S; provided, however, that such approval shall not be required if B is acquired by or merges with a company possessing comparable financial strength to that of B.

Section 11: Unperformed Works
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In the event that works pursuant to this Agreement are not fully performed, all such matters shall be resolved in accordance with applicable laws, regulations and good practices, and in good faith.

Section 12: The exhibits to this Agreement shall have the same effect as this
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Agreement.  This Agreement shall become effective at the same time as the Real
Property Land Sale and Purchase Agreement, and a breach of any part of either agreement shall be deemed a breach of both agreements.

Section 13: Severability
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The parties have executed this Agreement by signing it and affixing their seals to it, and neither party shall renege. This Agreement has been executed in two copies for the purpose of preventing the parties from relying upon unverifiable oral understandings. This Agreement shall be signed and shall have seals affixed by both parties. Each party shall hold one copy of this Agreement. (When the parties contact each other or notify each other of works to be performed, written notice shall be delivered via registered mail to the parties at the addresses listed on this Agreement, and in the event that delivery of such notices is refused or such notices are returned to the sender, then notice shall be deemed given on the date of attempted delivery. If either party has a change of address, such party shall give immediate written notification to the other party; otherwise the other party may still deliver notice to the address listed on this Agreement.)

Section 14: Jurisdiction
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All works that are contemplated by this Agreement but that are not fully performed shall be negotiated and handled in accordance with applicable laws and regulations, practices, good faith and fair dealing. In the event of any dispute giving rise to litigation, the parties hereby agree that jurisdiction for initial proceedings shall be laid at the local court serving the jurisdiction encompassing the land upon which the Building is located.

This Agreement is hereby executed by the following parties:
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Buyer (B):     iAsiaWorks, Inc.      /s/ David Holub
               Legal Representative/Responsible Party:   David S. Holub
               Address: 2000 Alameda de las Pulgas, Suite 125 San Mateo, CA 94403 U.S.A.

Seller (S):    Teng Fu Construction Co., Ltd.
               Legal Representative/ /s/Bruce Hsieh
               Responsible Party:   Bruce Hsieh
               Mailing Address:     Ho Hsing Road, Alley 6, No. 10, 3rd Floor
                                    Wen Shan District, Taipei City
               GUI Number:          96951978
               Tel.:                2362-3966

May 17, 2000